UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2018

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Many factors could cause actual results to differ materially from the results anticipated in these forward-looking statements, including risks and uncertainties disclosed in the Forms 10-K and 10-Q and other filings made by OncoCyte Corporation (“OncoCyte”) with the Securities and Exchange Commission from time to time. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2018, the Compensation Committee (the “Committee”) of OncoCyte’s Board of Directors granted William Annett, as part of his 2018 annual executive compensation, an option to acquire up to 180,000 shares of OncoCyte’s common stock at an exercise price of $2.35 per share, which was the closing price per share from the immediately prior trading day. This option vests as to 25% of the shares upon completion of the clinical utility study for OncoCyte’s DetermaVu product candidate (“Clinical Validation”) and OncoCyte has received a publication date for a full article describing those results, and as to the remaining shares upon obtaining a Medicare local coverage determination for OncoCyte’s DetermaVu product candidate (the “LCD Approval”).

On May 23, 2018, the Committee granted Mitchell Levine, pursuant to his offer letter with OncoCyte, an option to acquire up to 50,000 shares of OncoCyte’s common stock at an exercise price of $2.35 per share. This option vests as to 25% of the shares on the one-year anniversary of the grant date and thereafter in 36 equal monthly installments.

On May 23, 2018, the Committee granted Lyndal Hesterberg, Mitchell Levine, Kristine Mechem, as part of their 2018 annual executive compensation, options to acquire 150,000, 125,000 and 125,000 shares of OncoCyte’s common stock, respectively, at an exercise price of $2.35 per share. These options vest as to one-third of the shares on each of the Clinical Validation, the filing of the Medicare dossier for the Medicare LCD (the “LCD Filing”), and the LCD Approval.

In addition to these awards, the Committee also granted various non-executive employees and consultants, as part of their 2018 annual compensation, options to acquire up to 375,200 shares of OncoCyte’s common stock at an exercise price of $2.35 per share. These options vest as to one-third of the shares on each of the Clinical Validation, the LCD Filing, and the LCD Approval.

In addition, OncoCyte continues to consider cost-reduction efforts, including potential option awards to employees (including executives) for accepting sabbaticals or for accepting reduced salary.

Item 8.01 – Other Events

On May 7, 2018, OncoCyte filed a preliminary information statement relating to a potential increase in its authorized common stock to be approved by holders of a majority of its outstanding common stock as of May 17, 2018. This action will no longer be taken by this written consent process and, accordingly, a definitive information will not be filed or mailed to shareholders. The action may be included as an agenda item for the 2018 annual meeting of all OncoCyte shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: May 30, 2018	By:	/s/ William Annett
William Annett
President and Chief Executive Officer